EXHIBIT 4(a)





PLEASE READ THIS ANNUITY CERTIFICATE CAREFULLY.

PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT VALUE MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT,
AND MAY RESULT IN POSITIVE AND NEGATIVE ADJUSTMENTS TO AMOUNTS PAYABLE DUE TO SURRENDERS AND
TRANSFERS, AMOUNTS APPLIED TO PURCHASE AN ANNUITY, AND DISTRIBUTIONS RESULTING FROM DEATH OF AN
OWNER OR THE ANNUITANT. A NEGATIVE ADJUSTMENT MAY RESULT IN AN EFFECTIVE RATE LOWER THAN THE
GUARANTEED INTEREST RATE BEING CREDITED AND THE FIXED ACCOUNT VALUE BEING LESS THAN THE
CONTRIBUTIONS.

ALL PAYMENTS AND VALUES BASED ON THE INVESTMENT EXPERIENCE OF THE
VARIABLE ACCOUNT VALUE ARE
VARIABLE, MAY INCREASE OR DECREASE ACCORDINGLY, AND ARE NOT
GUARANTEED AS TO AMOUNT.

A 10% FEDERAL TAX PENALTY MAY APPLY IF A SURRENDER, WITHDRAWAL, OR DISTRIBUTION IS TAKEN PRIOR TO THE
TAXPAYER'S ATTAINMENT OF AGE 59 1/2.

FREE LOOK PERIOD
10 DAY RIGHT TO EXAMINE CERTIFICATE.  IF NOT SATISFIED WITH THE
CERTIFICATE, RETURN
IT TO THE COMPANY OR THE SCHWAB ANNUITY SERVICE CENTER WITHIN 10
DAYS OF
RECEIVING IT.  THE CERTIFICATE WILL BE VOID FROM THE START, AND THE
COMPANY WILL
REFUND THE GREATER OF: 1) CONTRIBUTIONS RECEIVED; OR 2) THE ANNUITY
ACCOUNT VALUE
LESS SURRENDERS, WITHDRAWALS, AND DISTRIBUTIONS.



Signed for Great-West Life & Annuity Insurance Company on the issuance of this Certificate.



D.C. Lennox,                                            W.T.
McCallum,
Secretary                                               President
and Chief Executive Officer


J434
                                (96)

Annuity Certificate Number:      1234567
Effective Date:                  March 1, 1996
Status of Annuity:               Non-Qualified
Initial Contribution:            $5,000
Payment Commencement Date:  March 1, 2006
Owner:                       JOHN C. DOE
Date of Birth:              April 1, 1944
Tax ID Number:          111-11-1111
Joint Owner:            JANE B. DOE
Date of Birth:            November 12, 1948
Tax ID Number:        ###-##-####

Annuitant:                             JOHN C. DOE
Date of Birth:                  March 22, 1942
Tax ID Number:                  ###-##-####
Contingent Annuitant:        DAVID J. DOE
Date of Birth:        June 6, 1964
Tax ID Number:        ###-##-####



This Certificate Data Page, together with the Initial Premium
Allocation Confirmation, reflects the information with which your Certificate has been established as of the Effective
Date. If you wish to change or correct any information on this page, please call the Schwab Annuity Service
Center immediately at 1-800-838-0650.

GUARANTEED INTEREST RATE:                    [3%]

CHARGES:  Charges at the time we issued this Certificate are shown below.
    Risk Charge:
Mortality:                          Expense:
Total:
  .68% maximum            .17% maximum                 .85% maximum

Certificate Maintenance Charge:            $25.00 maximum annually

PAYMENT COMMENCEMENT DATE: The date on which annuity payments or periodic withdrawals will start. This
  Certificate Data Page indicates the date that you selected, or if no date is specified, the latest date on which payments can start. (You may change the Payment Commencement Date prior to commencement of annuity payments, or it may be changed by the Beneficiary upon the death of an Owner.)



Schwab Annuity Service Center
P.O. Box 7785
San Francisco, California  94120-9420
1-800-838-0650



Policyholder:  Charles Schwab & Co., Inc.

Beneficiary:                          Sally Smith
Date of Birth:                  January 17, 1956
Tax ID Number:                  ###-##-####

Use this Table of Contents to locate specific topics in this annuity Certificate.


      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 3


      GENERAL PROVISIONS
          Entire Contract . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 5
          Certificate Modification. . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 5
          Non-Participating . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 5
          Misstatement of Age . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 5
          Reports . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 6
          Notice and Proof. . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 6
          Tax Consequences of Payments. . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 6
          Currency. . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 6
          Voting Rights . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 6


      OWNERSHIP PROVISIONS
          Rights of Owner . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 6
          Beneficiary . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 6
          Designation of Beneficiary. . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 6
          Change of Beneficiary . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 7
          Death of Beneficiary. . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 7
          Successive Beneficiaries. . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 7
          Annuitant . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 7
          Contingent Annuitant. . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 7
          Change of Ownership . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 7
          Collateral Assignment . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 7
          Ownership of Series Account . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 7


      CONTRIBUTIONS PROVISIONS
          Effective Date. . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 8
          Contributions . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 8
          Allocation of Contributions . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 8


      ACCOUNT VALUE AND MARKET VALUE ADJUSTMENT PROVISIONS
          Certificate Maintenance Charge. . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 8
          Variable Account Value. . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 8
          Accumulation Units. . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 9
          Accumulation Unit Value . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 9
          Net Investment Factor . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 9
          Risk Charge . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 9
          Guarantee Period Fund . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . 9
          Value of Guarantee Period . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .10
          Allocation at Guarantee Period Maturity Date. . . . . .
 . . . . . . . . . . . . . . . . . .10
          Breaking a Guarantee Period . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .10
          Market Value Adjustment . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .11


Use this Table of Contents to locate specific topics in this annuity Certificate.


      TRANSFER PROVISIONS
          Transfers . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .11
          Dollar Cost Averaging . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .12
          The Rebalancer Option . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .12


      DEATH BENEFIT PROVISIONS
          Payment of Death Benefit. . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .13
          Distribution Rules. . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .13
          Compliance with Code Section 72(s). . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .14


      SURRENDERS AND PARTIAL WITHDRAWALS
          Surrender Benefit . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .14
          Partial Withdrawals . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .14
          Postponement. . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .15


      PAYMENT OPTIONS
          How to Elect. . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .15
          Selection of Payment Options. . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .15
          Variable Annuity Payment Options. . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .15
          Fixed Annuity Payment Options . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .16
          Periodic Withdrawal Option. . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .17
          How to Elect Periodic Withdrawals . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . .17
          Periodic Withdrawal Options Available . . . . . . . . .
 . . . . . . . . . . . . . . . . . .17

Accumulation Period - the period between the Effective
Date and the Payment Commencement Date.

Accumulation Unit - an accounting measure used to determine the Variable Account Value before the date annuity payments commence.

Annuitant - the person named in the application and in the Certificate Data Page upon whose life the payment of an annuity is based and who will receive annuity payments. If a Contingent Annuitant is named, then the Annuitant will be considered the Primary
Annuitant.

Annuity Account - an account that reflects the total value of the Owner's Variable and Fixed Sub-Accounts.

Annuity Account Value - the sum of the Variable and Fixed Sub-Accounts credited to the Owner under the Annuity Account.

Annuity Payment Period - the period beginning on the Payment Commencement Date and continuing until all annuity payments have been made under this Certificate.

Annuity Unit - an accounting measure used to determine the dollar value of any variable dollar annuity payment after the first annuity payment is made.

Automatic Contribution Plan - a plan provided to the Owner to allow for automatic payment of Contributions. The Contribution amount will be withdrawn from a pre-authorized account and automatically credited to the Annuity Account.

Beneficiary - the person(s) designated by the Owner to receive death proceeds which may become payable upon the death of an Owner or the Annuitant. If the surviving spouse of an Owner is the surviving Joint
Owner, the surviving spouse will be deemed to be the Beneficiary upon such Owner's death and may take the death benefit or elect to continue this Certificate in force. The Beneficiary is shown on the Certificate
Data Page unless later changed by the Owner.

Certificate - the document issued to the Owner which specifies the rights and obligations of the Owner.

Company - Great-West Life & Annuity Insurance
Company, the underwriter for this annuity, located at 8515 East Orchard Road, Englewood, Colorado 80111.

Contingent Annuitant - the person named in the application who will become the Annuitant upon the death of the Primary Annuitant. The Contingent
Annuitant is the person named in the Certificate Data
Page, unless later changed by Request while the Primary Annuitant is alive and before annuity payments have commenced.

Contract - the document issued to the Policyholder which specifies the rights and obligations of the Policyholder.

Contributions - purchase amounts received and allocated to the Variable or Fixed Sub-Account(s) prior to any Premium Tax or other deductions.

Effective Date - the date on which the first Contribution is credited to the Annuity Account.

Eligible Fund - a registered management investment company in which the assets of the Series Account may be invested.

Fixed Account Value - the sum of the values of the Fixed Sub-Accounts credited to the Owner under the Annuity Account.

Fixed Sub-Accounts - the sub-division(s) of the Annuity
Account described in the Certificate and in the attached Fixed Sub-Account Riders, if any.

Guarantee Period - one of the terms of the Guarantee
Period Fund available under this Certificate.  The
Company will specify the Guarantee Period terms that are available and the predetermined rate of interest that will apply to each of the Guarantee Period terms.
This rate of interest will be equal to the annual effective rate in effect at the time the Contribution is made and as reflected in written confirmation of the Contribution. The Company may stop offering any term at any time for new Contributions. Amounts allocated to one or more Guarantee Periods may be subject to a Market Value Adjustment.

Guarantee Period Fund - A type of Fixed Sub-Account.

Guarantee Period Maturity Date - the last day of any Guarantee Period.

Guaranteed Interest Rate - the minimum interest rate applicable to each Fixed Sub-Account in effect at the time the Contribution is made. This is the minimum interest rate allowed by law and is subject to change in accordance with changes in applicable law.

Individual Retirement Annuity (IRA) - an annuity
Certificate used for a retirement savings program that is intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended.

Investment Division - a division of the Series Account containing the shares of a specific portfolio of the Eligible Fund. There is an Investment Division for each portfolio of the Eligible Fund.

Market Value Adjustment - an adjustment which may be made to amounts paid out before the Guarantee Period
Maturity Date due to surrenders, partial withdrawals, Transfers, amounts applied to a periodic withdrawal or to purchase an annuity, and distributions resulting from the death of an Owner or the Annuitant, as applicable. The
Market Value Adjustment may increase or decrease the amount payable on one of the above described distributions. A negative adjustment may result in an effective interest rate lower than the Guaranteed Interest
Rate applicable to this Certificate and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made.

Non-qualified Annuity Certificate - an annuity Certificate which is not intended to be a part of a qualified retirement plan and is not intended to satisfy the requirements of Section 408 of the Internal Revenue
Code of 1986, as amended.

Owner (Joint Owners) - the person or persons named in the Certificate Data Page. The Owner is entitled to exercise all rights and privileges under the Certificate, while the Annuitant is living, except as reserved by the Policyholder. Joint Owners must be husband and wife as of the Effective Date. The Annuitant will be the Owner unless otherwise indicated in the application. If a Certificate is purchased as an Individual Retirement
Annuity under Section 408 of the Code, the Annuitant must be the sole Owner; no Joint Owner may be named.

Payment Commencement Date - the date on which annuity payments or periodic withdrawals commence under a payment option. The Payment Commencement Date must be at least one year after this Certificate's Effective
Date. If a Payment Commencement Date is not shown on the Certificate Data Page, annuity payments will begin on the first day of the month of the Annuitant's 91st birthday. The Payment Commencement Date may be changed by the Owner prior to commencement of annuity payments or it may be changed by the Beneficiary upon the death of an Owner. If this is an IRA
Certificate, payments which satisfy the minimum distribution requirements of the Code must begin no later than the Owner/Annuitant's attainment of age 70
1/2.

Policyholder - Charles Schwab & Co., Inc., the organization entering into the contract and whose name appears on the Certificate Data Page as the Policyholder.

Premium Tax - the amount of tax, if any, charged by a state or other governmental authority.

Request - any instruction in a form, written, telephoned or computerized, satisfactory to the Company and received at the Schwab Annuity Service Center (or other annuity service center subsequently named) from the Owner or the Owner's designee (as specified in a form acceptable to the Company) or the Beneficiary, (as applicable) as required by any provision of this Certificate or as required by the Company. The Request is subject to any action taken or payment made by the Company before it was processed.

Schwab Annuity Service Center - Post Office Box 7785, San
Francisco, California 94120-9420. The toll-free telephone number is 1-800-838-0650.

Simplified Employee Pension (SEP) - an Individual
Retirement Annuity (IRA) which may accept
Contributions from one or more employers under a retirement savings program intended to satisfy the requirements of Section 408(k) of the Internal Revenue
Code of 1986, as amended.

Series Account - the segregated investment account established by the Company under Colorado law and registered as a unit investment trust under the Investment Company Act of 1940, as amended.

Surrender Value -  will be equal to:

(a)Annuity Account Value with a Market Value
Adjustment, if applicable, on the effective date of the surrender; less (b) Premium Tax, if any.

Transaction Date - the date on which any Contribution or Request from the Owner will be processed by the Company at the Schwab Annuity Service Center.
Contributions and Requests received after 4:00 p.m.
EST/EDT will be deemed to have been received on the next business day. Requests will be processed and the Variable Account Value will be valued on each date that the New York Stock Exchange is open for trading.

Transfer - the moving of money from one sub-account to one or more sub-account(s).

Valuation Date - the date on which the net asset value of each Eligible Fund is determined.

Valuation Period - the period between two successive
Valuation Dates.

Variable Account Value - the sum of the values of the Variable Sub-Accounts credited to the Owner under the Annuity Account. The Variable Account Value is credited with a return based upon the investment experience of the Investment Division(s) selected by the Owner and will increase or decrease accordingly.

Variable Sub-Accounts - sub-division(s) of the Owner's
Annuity Account containing the value credited to the Owner from an Investment Division.

What is your agreement with us?
ENTIRE CONTRACT
This Certificate, Certificate Data Page, tables, riders and amendments, if any, form the Entire Contract between the Owner and the Company. This Entire Contract supersedes all prior representations, statements, warranties, promises and agreements of any kind, whether oral or written, relating to the subject matter of this Certificate. All statements in the application, made by an Owner or the Annuitant, in the absence of fraud, will be considered representations and not warranties.

How can this Certificate be modified?
CERTIFICATE MODIFICATION
This Certificate may be modified only by written agreement between the Company and the Policyholder, except that upon 30 days notice to the Policyholder, the Company may at any time and without the consent of the Policyholder or any other person, modify this Certificate as needed to conform to changes in tax or other law.
Such modifications will become part of this Certificate.

If this Certificate is purchased as an IRA, the Company reserves the right to modify this Certificate to the extent necessary to qualify it as an Individual Retirement
Annuity as described in Section 408 of the Internal
Revenue Code of 1986, as amended, and all related sections and regulations which are in effect during the term of this Certificate.

The Company may terminate certain Variable and Fixed
Sub-Accounts. In that event, the Owner, by Request, may change the allocation of the Contributions and maturing Guarantee Periods. If no Request is made by the date the sub-account is terminated, future
Contributions and maturing Guarantee Periods will be allocated to the Money Market Sub-Account. Any modification will not affect the terms, provisions or conditions which are, or may be, applicable to Contributions previously made to any such Variable Sub-
Account. Any modification will not affect the terms of any unmatured Guarantee Period or other Fixed Sub-
Account, except as may be described in the attached
Fixed Sub-Account riders, if any.

The Company may cease offering existing variable or fixed annuity payment options.

ONLY THE PRESIDENT, A VICE-PRESIDENT, OR
THE SECRETARY OF THE COMPANY CAN MODIFY
OR WAIVE ANY PROVISION OF THIS CERTIFICATE.

NON-PARTICIPATING
This Certificate is non-participating. It is not eligible to share in the Company's divisible surplus.

What if the Annuitant's age is misstated?
MISSTATEMENT OF AGE
If the age of the Annuitant has been misstated, the annuity payments established will be made on the basis of the correct age. If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. This interest is at an annual effective rate which will not be less than the Guaranteed Interest Rate.

How will the Contract values be reported?
REPORTS
The Company will furnish the Owner, at least annually, a statement of the Annuity Account Value and the Surrender Value. The Company will furnish the Owner copies of any other notices, reports or documents required by law.

What are the notice and proof requirements?
NOTICE AND PROOF
Any notice or demand by the Company to or upon the Owner, or any other person may be given by mailing it to that person's last known address as stated in the Company's file. In the event of the death of an Owner or the Annuitant, the Company will require proof of death.

Any application, report, Request, election, direction, notice or demand by the Owner, or any other person, must be made in a form satisfactory to the Company.

What are the tax consequences?
TAX CONSEQUENCES OF PAYMENTS
The Owner or Beneficiary, as the case may be, must determine the timing and amount of any benefit payable.
Payments elected by the Owner in the form of periodic withdrawals, surrenders or partial withdrawals will be tax reported to the Owner. Annuity payments are payable to the Annuitant and will be tax reported to the Annuitant.
Payments made to a Beneficiary will be tax reported to the Beneficiary.

It is recommended that a competent tax adviser be consulted prior to obtaining any distribution from, or changing the ownership of, this Certificate. A 10% federal tax penalty may apply if a surrender, withdrawal, or distribution is taken prior to the taxpayer's attainment of age 59 1/2.

Nothing contained herein will be construed to be tax or legal advice. Neither the Policyholder nor the Company assumes no responsibility or liability for any damages or costs, including but not limited to taxes, penalties, interest or attorney's fees incurred by the Owner, the Annuitant, the Beneficiary, or any other person arising out of any such determination.

CURRENCY
All Contributions and all transactions will be in the currency of the United States of America.

What are the voting rights?
VOTING RIGHTS
The Company will vote the shares of an Eligible Fund.
To the extent required by law, the Company will vote according to the instructions of the Owner in proportion to the interest in the Variable Sub-Account. In such event, the Company will send proxy materials and form(s) to the Owner for a reply. If no reply is received by the date specified in the proxy materials, the Company will vote shares of the appropriate Eligible Fund in the same proportion as shares of the Eligible Fund for which replies have been received.

During the Annuity Payment Period, the number of votes will decrease as the assets held to fund annuity payments decrease. The Owner will be entitled to receive the proxy materials and form(s).

What are the Owner's rights?
RIGHTS OF OWNER
While the Annuitant is living, the Owner has the sole and absolute power to exercise all rights and privileges in this Certificate. Upon the death of an Owner or the Annuitant, the Death Benefit Provisions section will apply.

How is the Beneficiary determined?
BENEFICIARY
The Owner may, while the Annuitant is living, designate or change a Beneficiary by Request from time to time as provided below. If an Owner dies and the surviving Joint
Owner is the surviving spouse of the deceased Owner, such surviving spouse will become the Beneficiary and may take the death benefit or elect to continue this Certificate in force.
DESIGNATION OF BENEFICIARY
Unless changed as provided below, or as otherwise required by law, the Beneficiary will be as shown on the Certificate Data Page. Unless otherwise indicated, if more than one Beneficiary is designated, then each such Beneficiary so designated will share equally in any benefits and or rights granted by the Contract to such Beneficiary or allowed by the Company. If the Beneficiary is a partnership, any benefits will be paid to the partnership as it existed at the time of an Owner's or the Annuitant's death. The Company may rely on an affidavit by any responsible person to identify a Beneficiary or verify the non-existence of a Beneficiary not identified by name.

CHANGE OF BENEFICIARY
The Owner may, while the Annuitant is living, change the Beneficiary by Request. The Company shall not be bound by any change of Beneficiary unless it is made in writing and recorded at the Schwab Annuity Service
Center. A change of Beneficiary will take effect as of the date the Request is processed at the Schwab Annuity
Service Center, unless a certain date is specified by the Owner.

If an Owner dies before the date the Request was processed, the change will take effect as of the date of the Request, unless the Company has already made a payment or has otherwise taken action on a designation or change before receipt or processing of such Request.
A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except to the extent required by law.

DEATH OF BENEFICIARY
The interest of any Beneficiary who dies before an Owner or the Annuitant will terminate at the death of such Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after, the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary, unless the Owner has indicated otherwise by Request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant.

SUCCESSIVE BENEFICIARIES
If an Owner dies, and the surviving Joint Owner is the surviving spouse of the deceased Owner, the surviving spouse will become the Beneficiary and may take the death benefit or elect to continue this Certificate in force. If there is no surviving Joint Owner, and no named
Beneficiary is alive at the time of an Owner's death, any benefits payable will be paid to the Owners estate.

ANNUITANT
While the Annuitant is living and at least 30 days prior to the annuity commencement date, the Owner may, by Request, change the Annuitant. A change of Annuitant will take effect as of the date the Request is processed at the Schwab Annuity Service Center.

How is the Contingent Annuitant determined?
CONTINGENT ANNUITANT
While the Annuitant is alive, the Owner may, by Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the Request is processed at the Schwab Annuity Service Center, unless a certain date is specified by the Owner.

Can the ownership of this Certificate be changed?
CHANGE OF OWNERSHIP
If this is an IRA Certificate, the Owners right to change the ownership is restricted. An IRA Certificate may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than as may be required or permitted under
Section 408 of the Internal Revenue Code of 1986, or under any other applicable section of the Code, as amended.

If this is a non-qualified Certificate, the Owner may change the ownership while the Annuitant is living. Any change of ownership must be made by Request on a form satisfactory to the Company. The change will take effect as of the date the Request is processed at the Schwab
Annuity Service Center, unless a certain date is specified by the Owner, and is subject to any action taken or payment made by the Company before it was processed.

Can this Certificate be assigned?
COLLATERAL ASSIGNMENT
If this is an IRA Certificate, the Owner may not assign this Certificate as collateral.

If this is a non-qualified Certificate, the Owner can assign this Certificate as collateral while the Annuitant is living. The interest of the assignee has priority over the interest of the Owner and the interest of any Beneficiary. Any amounts payable to the assignee will be paid in a single sum.

A copy of any assignment must be submitted to the Company at the Schwab Annuity Service Center. Any assignment is subject to any action taken or payment made by the Company before the assignment was processed. The Company is not responsible for the validity of any assignment. An assignment, pledge or agreement to assign or pledge any portion of the Annuity
Account Value generally will be treated as a distribution.
It is recommended that a competent tax adviser be consulted prior to making such a change to this Certificate.

Who owns the Series Account?
OWNERSHIP OF SERIES ACCOUNT
The Company has absolute ownership of the assets of the Series Account. The portion of the assets of the Series
Account equal to the reserves and other Certificate liabilities with respect to the Series Account are not chargeable with liabilities arising out of any other business the Company may conduct.

What is the Effective Date?
EFFECTIVE DATE
The Effective Date, shown on the Certificate Data Page, is the date the initial Contribution is credited to the Annuity Account.

How may Contributions be made?
CONTRIBUTIONS
Contributions should be payable to Great-West Life &
Annuity Insurance Company (the Company) at the
Schwab Annuity Service Center at any time during the Accumulation Period. All Contributions must be paid in a form acceptable to the Company, during the lifetime of the Annuitant and before the Payment Commencement
Date.  Coverage will begin on the Effective Date.

At any time after the Effective Date, the Owner may make additional Contributions. The minimum amount accepted after the initial Contribution is $500 except subsequent payments made via an Automatic
Contribution Plan have a minimum of $100 per month.
Total Contributions while this Certificate is in force may exceed $1,000,000 with prior approval from the Company.
The Company may modify these limitations.

How are Contributions allocated?
ALLOCATION OF CONTRIBUTIONS
During the Free Look Period, all Contributions will be processed as follows:

Amounts to be allocated to one or more of the Fixed

  Sub-Accounts will be allocated as directed,

  effective upon the Transaction Date.  (Allocation

  will not be delayed until the end of the Free

  Look Period.)

Amounts to be allocated to one or more of the Variable

  Sub-Accounts will first be allocated to the

  Money Market Sub-Account and will remain

  there until the next Transaction Date following

  end of the Free Look Period plus five calendar

  days.  On that date, the Variable Account Value

  held in the Money Market Sub-Account will be

  allocated to the Variable Sub-Accounts selected

  by the Owner. During the Free Look Period, the

  Owner may re-allocate among the Variable Sub-

  Accounts.

If the Certificate is returned during the Free Look
Period, it will be void from the start, and the Company will refund the greater of: 1) Contributions received; or
2) the Annuity Account Value less surrenders, withdrawals, and distributions.

After the Free Look Period, subsequent Contributions will be allocated in the Annuity Account as Requested by the Owner. If there are no accompanying instructions, then allocations will be made in accordance with standing instructions. Allocations will be effective upon the Transaction Date.


What is the annual Certificate Maintenance Charge?
CERTIFICATE MAINTENANCE CHARGE
The following charge is applicable to the Annuity
Account Value. Each year, beginning on the first anniversary of the Certificate Effective Date, a Certificate Maintenance Charge of not more than $25 will be deducted from the Annuity Account. This charge will be deducted from the Money Market Fund Sub-Account. If there is not sufficient value in the Money Market Sub-Account to cover all of the Certificate Maintenance
Charge, the remainder will be deducted proportionately from the other Variable Sub-Accounts based on their relative values. If there is not sufficient value in the Variable Sub-Accounts, then the remainder will be deducted from the Fixed Sub-Accounts. There is no Market Value Adjustment on amounts taken from Fixed Sub-Accounts for a Certificate Maintenance Charge.

VARIABLE ACCOUNT PROVISIONS
How is the Variable Account Value determined?
VARIABLE ACCOUNT VALUE
The Variable Account Value for the Owner on any date during the Accumulation Period will be the sum of the values of the Variable Sub-Accounts.

The value of the Owners interest in a Variable Sub-
Account will be determined by multiplying the number of the Owner's Accumulation Units by the accumulation unit value for that Variable Sub-Account.

ACCUMULATION UNITS
For each Contribution, the number of Accumulation
Units credited for the Owner to a Variable Sub-Account will be determined by dividing the amount of the Contribution, less Premium Tax, if any, by the accumulation unit value for that Variable Sub-Account on the applicable Transaction Date.

ACCUMULATION UNIT VALUE
The initial accumulation unit value of each Variable Sub-
Account was established at $10. The accumulation unit value of a Variable Sub-Account on a Valuation Date is calculated by multiplying the accumulation unit value as of the immediately preceding Valuation Date by the net investment factor as described in the Net Investment
Factor provision below.

The dollar value of an Accumulation Unit will vary in amount depending on the investment experience of the Eligible Fund and charges taken from the Sub-Account.

NET INVESTMENT FACTOR
The net investment factor for any Variable Sub-Account for any Valuation Period is determined by dividing (a) by
(b), and subtracting (c) from the result where:
(a) is the net result of:
    (i)   the net asset value per share of the Eligible
          Fund shares held in the Variable Sub-Account determined as of the end of the current
          Valuation Period; plus
    (ii) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the applicable Eligible Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation
          Period; minus or plus

(iii) a per unit charge or credit for any taxes

    incurred by or reserved for in the Variable

    Sub-Account, which is determined by the

    Company to have resulted from the investment

    operations of the Variable Sub-Account.
 (b)  is the net result of:
      (i) the net asset value per share of the Eligible
          Fund shares held in the Variable Sub-Account determined as of the end of the immediately preceding Valuation Period; minus or plus
      (ii)the per unit charge or credit for any taxes incurred by or reserved for in the Variable
          Sub-Account for the immediately preceding
          Valuation Period.
 (c) is an amount representing the risk charge deducted from each Variable Sub-Account on a daily basis, equal to an annual rate as shown in the table below as a percentage of the daily net asset value of each Variable Sub-Account. This charge will not exceed:

Mortality:         Expense:         Total:
 .68% maximum       .17% maximum     .85% maximum

The net investment factor may be greater than, less than, or equal to one. Therefore, the accumulation unit value may increase, decrease or remain unchanged.

The per share amount of any dividend referred to in paragraph (a)(ii) includes a deduction for an investment advisory fee. This fee compensates the investment adviser for services provided to the Eligible Fund. The fee may differ between Eligible Funds and may be renegotiated each year.

RISK CHARGE
The risk charge compensates the Company for its assumption of certain mortality and expense risks. This charge is set forth above in the Net Investment Factor provision.

FIXED ACCOUNT PROVISIONS
How is the Fixed Account Value determined?
GUARANTEE PERIOD FUND
The Guarantee Period Fund is a type of Fixed Sub-
Account. The Owner, by Request, may allocate all or a portion of a Contribution to any of the several
Guarantee Periods then offered by the Company. The sum of the values of the Owner's Guarantee Periods is the value of the Owner's interest in the Guarantee Period
Fund.

What is the value of each Guarantee Period?
VALUE OF GUARANTEE PERIOD
All Contributions allocated to a Guarantee Period will earn an annual effective rate of interest equal to the rate stated by the Company for the applicable Guarantee
Period from the Transaction Date to the end of the Guarantee Period. The account will be credited daily with interest earned.

If the Owner does not break a Guarantee Period, the annual effective rate will be at least the Guaranteed
Interest Rate. If the Owner breaks a Guarantee Period, a Market Value Adjustment may apply. A negative adjustment may result in an effective rate lower than the Guaranteed Interest Rate and the Fixed Account Value being less than the Contributions.

Each Guarantee Period has its own value, which is calculated as follows:
the Owner's Contributions, less Premium Tax, if any, in
        that Guarantee Period; plus
interest earned; less
amounts Transferred, distributed, surrendered (in whole or in part), or applied to an annuitization option; less periodic withdrawals; less
       Certificate Maintenance Charges.

ALLOCATION AT GUARANTEE PERIOD
MATURITY DATE
At any time prior to the Guarantee Period Maturity
Date, the Owner may Request to allocate the maturity value of that Guarantee Period among any of the Variable and Fixed Sub-Accounts then offered by the Company under this Certificate. The election is effective on its Guarantee Period Maturity Date.

If the election is not received at the Schwab Annuity
Service Center prior to the Guarantee Period Maturity
Date, the value of the matured Guarantee Period will be allocated to a new Guarantee Period with the same
Guarantee Period as the matured Guarantee Period.
If the new Guarantee Period would mature later than the Payment Commencement Date, the value will be allocated to the Guarantee Period that matures closest to the Payment Commencement Date.

If the Company is not then offering the same Guarantee
Period under the Certificate, the value of the matured
Guarantee Period will be allocated to a new Guarantee
Period with the closest shorter Guarantee Period then available.

If none of the above is available, the value of the matured Guarantee Period will be allocated to the Money Market Sub-Account.

If held to maturity, amounts from a matured Guarantee
Period allocated to a new Guarantee Period or other
Fixed Sub-Account will earn the annual effective rate applicable to that Guarantee Period or Fixed Sub-
Account. This annual effective rate may differ from the annual effective rate applicable to the matured
Guarantee Period.

What if the Guarantee Period is broken prior to maturity?
BREAKING A GUARANTEE PERIOD
Any Transfer, surrender (in whole or in part), distribution due to death, or the selection of an annuity option prior to the Guarantee Period Maturity Date will be known as breaking a Guarantee Period. When a Request to break a Guarantee Period is received, the Guarantee Period that is closest to the Guarantee Period
Maturity Date will be broken first.

If a Guarantee Period is broken, a Market Value
Adjustment may be assessed.  The Market Value
Adjustment may increase or decrease the value of the amount being Transferred or withdrawn from the Guarantee Period. The Market Value Adjustment is described below.

MARKET VALUE ADJUSTMENT
Distributions from the amounts allocated to a Guarantee
Period due to a full surrender or partial withdrawal, Transfer, application of amounts to the Periodic
Withdrawal Option or to purchase an annuity, or distributions resulting from the death of an Owner or the Annuitant prior to a Guarantee Period Maturity Date will be subject to a Market Value Adjustment
(MVA).  An MVA may increase or decrease the
amount payable on one of the above described distributions. The Amount Available for a full surrender, partial withdrawal, or Transfer is the Amount Requested plus the MVA.
Amount Available = Amount Requested + MVA

The MVA is calculated by multiplying the amount
Requested by the Market Value Adjustment Factor
("MVAF"). The formula used to determine the MVA is:
MVA = (Amount Requested) X (MVAF)

The Market Value Adjustment Factor (MVAF) is:
- -1
where:
i is the U.S. Treasury Strip ask side yield as published in The Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period.
      The term of i is measured in years and equals the term of the Guarantee Period; and
j is the U.S. Treasury Strip ask side yield as published in The Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years; and
N is the number of complete months remaining until maturity.

The Market Value Adjustment will equal 0 if:
      i and j differ by less than .10%; or
         N is less than 6.

If The Wall Street Journal ceases to publish the U.S.
Treasury Strip ask side yield, an alternate source will be used.

The Market Value Adjustment will apply to any Guarantee Period broken six or more months prior to the Guarantee Period Maturity Date in each of the following situations:
Transfers to another Guarantee Period, Fixed Sub-
      Account or to an Investment Division offered under this Certificate; or
Surrenders, partial withdrawals, annuitization or periodic
      withdrawals; or
     A single sum payment upon death of the Owner or Annuitant.

The Market Value Adjustment will not apply to any Guarantee Period having fewer than 6 months prior to the Guarantee Period Maturity Date in each of the following situations:
Transfer to another Guarantee Period, Fixed Sub-
      Account or to a Variable Sub-Account offered under this Certificate; or
Surrenders, partial withdrawals, annuitization or periodic
      withdrawals;
A single sum payment upon death of an Owner or the Annuitant.

Can Transfers be made between the Fixed and Variable Sub-Accounts?
TRANSFERS
The Owner may make Transfers by Request. The following provisions apply:
(a) At any time prior to the date annuity payments begin, the Owner, by Request, may Transfer all or a portion of the Annuity Account Value among the Variable and Fixed Sub-Accounts currently offered by the Company. No Transfers are permitted after the election of a fixed annuity payment option;
      however, if a variable annuity payment option is elected, Transfers may be made from one Variable
      Sub-Account to another.
(b)   A Transfer will be effective upon the Transaction
      Date.
(c) A Transfer from Fixed Sub-Accounts will be subject to the terms of the Fixed Account
      Provisions and the attached Fixed Sub-Account
      Rider(s), if any. The Annuity Account Value may be Transferred prior to the Guarantee Period
      Maturity Date. The Market Value Adjustment will be assessed except in the situations described in the Market Value Adjustment Provision.
(d) There is no administrative charge for the first twelve Transfers made in a calendar year. There is a $10 administrative fee for each subsequent
      Transfer. All Transfers made on a single
      Transaction Date will be aggregated to count as only one Transfer toward the twelve free Transfers;
      however, if a one time rebalancing Transfer also occurs on the Transaction Date, it will be counted as a separate and additional Transfer.

Is Dollar Cost Averaging offered?
DOLLAR COST AVERAGING
By Request, the Owner may elect Dollar Cost Averaging in order to purchase units of the Variable Sub-Accounts over a period of time.

The Owner may Request to automatically Transfer a predetermined dollar amount, subject to the Companys minimum, at regular intervals from any one or more designated Variable Sub-Accounts to one or more of the remaining, then available, Variable Sub-Accounts. The unit value will be determined on the dates of the Transfers. The Owner must specify the percentage to be Transferred into each designated Variable Sub-Account.
Transfers may be set up on any one of the following frequency periods: monthly, quarterly, semiannually, or annually. The Transfer will be initiated on the Transaction Date one frequency period following the date of the Request. The Company will provide a list of Variable Sub-Accounts eligible for Dollar Cost Averaging which may be modified from time to time. Amounts
Transferred through Dollar Cost Averaging are not counted against the twelve free Transfers allowed in a calendar year.

The Owner may terminate Dollar Cost Averaging at any time by Request. Dollar Cost Averaging will terminate automatically upon the annuity commencement date.

Participation in Dollar Cost Averaging and the
Rebalancer Option at the same time is not allowed.
Participation in Dollar Cost Averaging does not assure a greater profit, or any profit, nor will it prevent or necessarily alleviate losses in a declining market. The
Company reserves the right to modify, suspend, or terminate Dollar Cost Averaging at any time.

Is rebalancing available?
THE REBALANCER OPTION
By Request, the Owner may elect the Rebalancer Option in order to automatically Transfer among the Variable
Sub-Accounts on a periodic basis.  This type of automatic
Transfer program automatically reallocates the Variable
Account Value to maintain a particular percentage allocation among Variable Sub-Accounts selected by the Owner. The amount allocated to each Variable
Sub-Account will grow or decline at different rates depending on the investment experience of the Variable
Sub-Account.

The Owner may Request that rebalancing occur one time only, in which case the Transfer will take place on the Transaction Date of the Request. This Transfer will count as one Transfer towards the twelve free Transfers allowed in a calendar year.

Rebalancing may also be set up on a quarterly, semiannual, or annual basis, in which case the first
Transfer will be initiated on the Transaction Date one frequency period following the date of the Request. On the Transaction Date for the specified Request, assets will be automatically reallocated to the selected funds.
Rebalancing will continue on the same Transaction Date for subsequent periods. In order to participate in the Rebalancer Option, the entire Variable Account Value must be included. Transfers set up with these frequencies will not count against the twelve free
Transfers allowed in a calendar year.

The Owner must specify the percentage of Variable
Account Value to be allocated to each Variable
Sub-Account and the frequency of rebalancing.  The
Owner may terminate the Rebalancer Option at any time by Request. The Rebalancer Option will terminate automatically upon the annuity commencement date.

Participation in the Rebalancer Option and Dollar Cost
Averaging at the same time is not allowed. Participation in the Rebalancer Option does not assure a greater profit, nor will it prevent or necessarily alleviate losses in a declining market. The Company reserves the right to modify, suspend, or terminate the Rebalancer Option at any time.

How is the death benefit paid?
PAYMENT OF DEATH BENEFIT
Upon the death of an Owner or the Annuitant, the death benefit will become payable in accordance with these death benefit provisions following the Companys receipt of a Request, while this Certificate is in force.

The amount of the death benefit will be as follows:
If the Owner or Annuitant dies after the date annuity payments commence and before the entire interest has been distributed, the remaining annuity payments will be paid to the Beneficiary under the payment option applicable on the date of death. The Beneficiary will not be allowed to change the method of distribution in effect on the date of the Owners or Annuitants death or to elect a new payment option; or

If the Owner or Annuitant dies before the date annuity payments commence, the Company will pay proceeds to the Beneficiary the greater of:
the Annuity Account Value with the Market Value
    Adjustment, if applicable, as of the date the Request for payment is received, less Premium Tax, if any; or
the sum of Contributions paid, less partial surrenders and Periodic Withdrawals, less Premium Tax, if any.

When an Owner or the Annuitant dies before the annuity commencement date and a death benefit is payable to a Beneficiary, the death benefit proceeds will remain invested in accordance with the allocation instructions given by the Owner until new allocation instructions are Requested by the Beneficiary or until the death benefit is actually paid to the Beneficiary. The death benefit will be determined as of the date payments commence;
however, on the date a payment option is processed, amounts in the Variable Sub-Account will be Transferred to the Money Market Investment Division unless the Beneficiary otherwise elects by Request. Distribution of the death benefit may be Requested to be made as follows (subject to the distribution rules set forth below):
A.  Proceeds from the Variable Sub-Account(s)
  1.  payment in a single sum; or
  2. payment under any of the variable annuity options provided under the Certificate.

B.  Proceeds from the Fixed Sub-Account(s)
  1. payment in a single sum (a Market Value Adjustment may apply); or
  2. payment under any of the annuity options provided under this Certificate (a Market Value Adjustment may apply); or
  3.  payment on the Guarantee Period Maturity Date
(a Market Value Adjustment will not apply).

DISTRIBUTION RULES
If Annuitant Dies Before Annuity Commencement Date
Upon the death of the Annuitant while the Owner is living, and before the annuity commencement date, the death benefit provided under the Certificate will be paid to the Beneficiary unless there is a surviving Contingent
Annuitant.
If a Contingent Annuitant was named by the Owner prior to the Annuitants death, and the Annuitant dies before the annuity commencement date, while the Owner and Contingent Annuitant are living, no death benefit will be payable by reason of the Annuitants death and the Contingent Annuitant will become the Annuitant.

If a corporation or other non-individual is an Owner, or if the deceased Annuitant is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Certificate will be subject to the death of an Owner provisions described below.

If an Owner Dies Before Annuity Commencement Date
If an Owner dies before the annuity commencement date, and such Owner was the Annuitant, the following provisions shall apply:
    (1) If there is a Joint Owner (who is the surviving spouse of the deceased Owner) and a Contingent
    Annuitant, the Joint Owner will become the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Certificate will continue in force;
    (2) If there is a Joint Owner who is the surviving spouse of the deceased Owner but no Contingent
    Annuitant, the Joint Owner will become the Owner, the Annuitant and the Beneficiary, and may take the death benefit or elect to continue this Certificate in force;
    (3) In all other cases, the Company will pay the death benefit to the Beneficiary even if a former spouse Joint Owner, the Annuitant and/or the Contingent Annuitant are alive at the time of an Owners death, unless the sole Beneficiary is the deceased Owners surviving spouse and the Beneficiary Requests to become the Owner and the Annuitant, and to continue the Certificate in force.
If an Owner dies before the annuity commencement date, and such Owner was not the Annuitant, the following provisions shall apply:
    (1) If there is a Joint Owner who is the surviving spouse of the deceased Owner, the Joint Owner will become the Owner and Beneficiary and may take the death benefit or elect to continue this Certificate in force.
    (2) In all other cases, the Company will pay the death benefit to the Beneficiary even if a former spouse Joint Owner, the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owners surviving spouse and such Beneficiary Requests to become the Owner and the Annuitant and to continue the Certificate in force.

To whom and when is the death benefit payable?
Any death benefit payable to the Beneficiary upon an Owner's death will be distributed as follows:

    (1) If the Owner's surviving spouse is the person entitled to receive benefits upon the Owners death, the surviving spouse will be treated as the Owner and will be allowed to take the death benefit or continue the Certificate in force.

    (2) If a non-spouse individual is the person entitled to receive benefits upon the Owner's death, such individual may elect, not later than one year after the Owners date of death, to receive the death benefit in either a single sum or payment under any of the variable or fixed annuity options available under the Certificate, provided that: (a) such annuity is distributed in substantially equal installments over the life or life expectancy of such Beneficiary; and (b) such distributions begin not later than one year after the Owners date of death. If no election is received by the Company from an individual non-spouse Beneficiary such that substantially equal installments have begun no later than one year after the Owners date of death, then the entire amount must be distributed within five years of the Owners date of death; or

(3)  If a corporation or other non-individual entity is

entitled to receive benefits upon the Owners death,

the

  death benefit must be completely distributed

  within five years of the Owners date of

  death.
The death benefit will be determined as of the date the payments commence.

If Annuitant Dies After Annuity Commencement Date
Upon the death of the Annuitant (or any
Owner/Annuitant) after the annuity commencement date, any benefit payable must be distributed to the Beneficiary in accordance with and at least as rapidly as under the annuity option then in effect.

If an Owner Dies After Annuity Commencement Date and While the Annuitant is Living
Upon the death of an Owner after the annuity commencement date and while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant at least as rapidly as under the annuity option then in effect. All of the Owners rights granted under the Certificate or allowed by the Company will pass to any surviving Joint Owner and, if none, to the Annuitant.

COMPLIANCE WITH CODE SECTION 72(s)
In any event, no payment of benefits provided under the Certificate will be allowed that does not satisfy the requirements of Code Section 72(s), as amended from time to time, and any other applicable federal or state law, rules or regulations. These death benefit provisions will be interpreted and administered in accordance with such requirements.


Can withdrawals be made from this Certificate?
SURRENDER BENEFIT
At any time prior to the date annuity payments commence and subject to the provisions of this Certificate, the Owner may surrender this Certificate for the Surrender Value which will be computed as of the Transaction Date. The Company will make the distribution, paid in a single sum, as soon as practical after receipt of the Request.

PARTIAL WITHDRAWALS
The Owner may make a partial withdrawal from the Annuity Account Value at any time, by Request, prior to the date annuity payments commence and subject to the terms of this Certificate. A Market Value Adjustment may apply. The minimum partial withdrawal amount is $500. After any partial withdrawal, if the remaining
Annuity Account Value is less than $2,000, then a full surrender may be required.

By Request, the Owner must elect the Variable or Fixed
Sub-Account(s), or a combination of them, from which a partial withdrawal is to be made and the amount to be withdrawn from each sub-account.

The Annuity Account Value will be reduced by the partial withdrawal amount. The partial withdrawal proceeds may be greater than or less than the amount requested, depending on the effect of the Market Value
Adjustment.

The following terms apply:
 (a) No partial withdrawals are permitted after the date annuity payments commence.
 (b) If a partial withdrawal is made within 30 days of the date annuity payments are scheduled to commence, the Company may delay the Payment
     Commencement Date by 30 days.
 (c) A partial withdrawal will be effective upon the Transaction Date.
 (d) A partial withdrawal from a Fixed Sub-Account may be subject to the Market Value Adjustment
     Provisions, the Fixed Account Provisions of this
     Certificate, and the terms of the attached Fixed
     Sub-Account Rider(s), if any.

POSTPONEMENT
In accordance with state law, if the Company receives a Request for surrender or partial withdrawal, the Company may postpone any cash payment as follows:
from the Fixed Account Value, for no more than 6
      months (30 days in West Virginia); and
     from the Variable Account Value, for no more
      than 7 business days.
During the postponement period:
the Fixed Sub-Account(s) will continue to earn interest at the annual effective rate applicable to the Guarantee Period or at the rate applicable to the attached Fixed Sub-Account Riders, if any) that was in effect at the time the Request for surrender or partial withdrawal was made; and the Variable Account Value will continue to be subject to the investment experience (gains or losses) of the underlying Eligible Fund(s) and all applicable charges.

How are annuity payment options and the Periodic Withdrawal Option elected?
HOW TO ELECT
The Request of the Owner is required to elect, or change the election of, a payment option and must be received by the Company at least 30 days prior to the Payment Commencement Date.

At any time prior to the Payment Commencement
Date, the Owner may Transfer between Fixed and Variable Sub-Account options, subject to the Transfer provisions of this Certificate.

However, on the Payment Commencement Date, the following restrictions apply:
the Variable Account Value may be applied only to any of the variable annuity payment options available; and
the Fixed Account Value may be applied only to any of the fixed annuity payment options available.

If an option has not been elected within 30 days of the Payment Commencement Date, the Variable Account
Value will be applied under Variable Annuity Payment
Option 1 to provide payments for life with a guaranteed period of 20 years. The Fixed Account
Value will be applied under Fixed Annuity Payment
Option 3 to provide payments for life with a guaranteed period of 20 years.

What guidelines apply to annuity payment options?
SELECTION OF PAYMENT OPTIONS
                                                             (a) A
single sum payment may be elected.  If so, the

amount to be paid is the Surrender Value.
                                                             (b) If
a fixed annuity payment option is elected, the

amount to be applied is the Fixed Account Value,
                                                                 as
of the Payment Commencement Date, plus a

Market Value Adjustment, if applicable, less

Premium Tax, if any.
                                                            (c)  If
a variable annuity payment option is elected,

the amount to be applied is the Variable

Account Value, as of the Payment

Commencement Date, less Premium Tax, if any.
(d)   The minimum amount that
may be withdrawn
      from the Annuity Account Value to purchase an annuity payment option is $2,000. If the amount is less than $2,000, the Company may pay the amount in a single sum subject to the Partial
      Withdrawals Provision. Payments may be elected to be received on any of the following frequency periods: monthly, quarterly, semiannually, or annually.
(e) Payments to be made under the annuity payment option selected must be at least $50. The
      Company reserves the right to make the
      payments using the most frequent payment interval which produces a payment of not less than $50.
(f) The maximum amount that may be applied under any annuity payment option is $1,000,000, unless prior approval is obtained from the Company.
(g) For information on electing periodic withdrawals, refer to the Periodic Withdrawal Option section on Page 17.

What variable annuity payment options are available?
VARIABLE ANNUITY PAYMENT OPTIONS
The guaranteed annuity table is based on mortality from the 1983 Table (a) for Individual Annuity
Valuation and a guaranteed interest rate of 5% per year. The Company may offer a better rate than the guaranteed rate shown.

The following variable annuity payment options are available:
 (a) Option 1:  Variable Life Annuity with Guaranteed
     Period
     Payments for the guaranteed Annuity Payment
     Period elected or the lifetime of the Annuitant whichever is longer. The guaranteed Annuity
     Payment Period elected may be 5, 10, 15, or 20 years. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval elected by the Owner. See Table A.
(d) The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payment option is $2,000. If the amount is less than $2,000, the Company may pay the amount in a single sum subject to the Partial Withdrawals Provision.
        Payments may be elected to be received on any of the following frequency periods:
        monthly, quarterly, semiannually, or annually.
(e)  Payments to be made under the annuity
        payment option selected must be at least
        $50.  The Company reserves the right to
        make the payments using the most frequent payment interval which produces a payment of not less than $50.
(f)  The maximum amount that may be applied
        under any annuity payment option is
        $1,000,000, unless prior approval is obtained from the Company.
(g)  For information on electing periodic
        withdrawals, refer to the Periodic Withdrawal
        Option section on Page 17.

What variable annuity payment options are available?
VARIABLE ANNUITY PAYMENT OPTIONS
The guaranteed annuity table is based on mortality from the 1983 Table (a) for Individual Annuity
Valuation and a guaranteed interest rate of 5% per year. The Company may offer a better rate than the guaranteed rate shown.

The following variable annuity payment options are available:
 (a) Option 1:  Variable Life Annuity with Guaranteed
     Period
     Payments for the guaranteed Annuity Payment
     Period elected or the lifetime of the Annuitant whichever is longer. The guaranteed Annuity
     Payment Period elected may be 5, 10, 15, or 20 years. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval elected by the Owner. See Table A.
 (b) Option 2:  Variable Life Annuity
     Payments for the Annuitant's lifetime, without a guaranteed period. See Table A.
 (c) Option 3:  Any Other Form
     Any other form of variable annuity which is acceptable to the Company.

These variable annuity payment options are subject to the following provisions:
 (1) Amount of First Payment
     The first payment under a variable annuity payment option will be based on the value of each Variable Sub-Account on the 5th Valuation Date preceding the date annuity payments commence.
     It will be determined by applying the appropriate rate from Table A to the amount applied under the payment option.
 (2) Annuity Units
     The number of Annuity Units paid to the
     Annuitant for each Variable Sub-Account is determined by dividing the amount of the first payment by the sub-account's annuity unit value on the 5th Valuation Date preceding the date the first payment is due. The number of Annuity
     Units used to calculate each payment for a Variable Sub-Account remains fixed during the Annuity Payment Period.
 (3) Amount of Payments after the First
     Payments after the first will vary depending upon the investment experience of the Variable Sub-
     Accounts. The subsequent amount paid from each sub-account is determined by multiplying (a) by (b) where (a) is the number of sub-account
     Annuity Units to be paid and (b) is the sub-account annuity unit value on the 5th Valuation
     Date preceding the date the annuity payment is due. The total amount of each variable annuity payment will be the sum of the variable annuity payments for each Variable Sub-Account. The
     Company guarantees that the dollar amount of each payment after the first will not be affected by variations in expenses or mortality experience.
 (4) Transfers After the Payment Commencement Date
     Once variable annuity payments have begun, the Owner may Transfer all or part of the Variable
     Account Value from one Variable Sub-Account to another. Transfers after the Payment
     Commencement Date will be made by converting the number of Annuity Units being Transferred to the number of Annuity Units of the sub-account to which the Transfer is made. The result will be that the next annuity payment, if it were made at that time, would be the same amount that it would have been without the Transfer.
     Thereafter, annuity payments will reflect changes in the value of the new
Annuity Units.  Once annuity payments have

begun, no Transfers may be made from a fixed

annuity payment option to a variable annuity

payment option, or from a variable annuity payment

option to a fixed annuity payment option. The

Certificates Transfer provisions will apply.

What fixed annuity payment options are available?
FIXED ANNUITY PAYMENT OPTIONS
The guaranteed annuity table is based on mortality from the 1983 Table (a) for Individual Annuity
Valuation and a guaranteed interest rate of 2 1/2% per year. The Company may offer a better rate than the guaranteed rate shown.

The following fixed annuity payment options are available:
                                                            (a)
Option 1:  Income of Specified Amount
                                                              An
annuity payment at 12-, 6-, 3-, or 1-month

intervals, of an amount elected by the Owner for
                                                                 an
Annuity Payment Period of not more than

240 months.  Upon death of the Annuitant, the

Beneficiary will begin to receive the remaining

payments at the same interval that was elected
                                                                 by
the Owner.  See Table C.
                                                        (b) Option
2:  Income for a Specified Period
                                                            An
annuity payment at 12-, 6-, 3-, or 1-month intervals,

for the number of months elected, for an

Annuity Payment Period of not more than 240

months. Upon death of the Annuitant, the

Beneficiary will begin to receive the remaining

payments at the same interval that was elected
                                                                 by
the Owner.  See Table C.
                                                            (c)
Option 3: Fixed Life Annuity with Guaranteed

Period

Payments for the guaranteed Annuity Payment

Period elected which may be 5, 10, 15, or 20

years or the lifetime of the Annuitant whichever
                                                                 is
longer.  Upon death of the Annuitant, any

amounts remaining payable under this payment

option will be paid to the Beneficiary.  See Table
                                                                 B.
(d)   Option 4:  Fixed Life Annuity
  Monthly payments for the Annuitant's lifetime,
      without a guaranteed period.  See Table B.
(e)   Option 5:  Any Other Form
  Any other form of annuity which is acceptable to the Company.

What guidelines apply to periodic withdrawals?
PERIODIC WITHDRAWAL OPTION
The Owner must Request that all or part of the Annuity
Account Value be applied to a Periodic Withdrawal
Option. Premium Tax, if applicable, will be deducted before applying the amount Requested. While periodic withdrawals are being received:
 a Market Value Adjustment applies to periodic withdrawals from Guarantee Periods 6 or more months prior to maturity;
    the Owner may keep the same Fixed and Variable
      Sub-Accounts as were in force before periodic withdrawals began;
 Charges and fees under this Certificate continue to
      apply;
    the Owner may continue to exercise all contractual rights that are available prior to electing a payment option, except that no Contributions may be made;
    if a partial withdrawal is made from a Fixed Sub-
      Account, the Market Value Adjustment, if applicable, will be applied;
 Guarantee Periods renew into the shortest Guarantee
      Period then available.

HOW TO ELECT PERIODIC WITHDRAWALS
The Request of the Owner is required to elect, or change the election of, the Periodic Withdrawal Option. The
Owner must Request:
    the withdrawal frequency of either 12-, 6-, 3-, or 1-
      month intervals;
    a withdrawal amount; a minimum of $100 is
      required;
    the calendar month, day, and year on which
      withdrawals are to begin;
    one Periodic Withdrawal Option; and
    the allocation of withdrawals from the Variable and/or Fixed Sub-Account(s) as follows:
      1) Prorate the amount to be paid across all Variable and Fixed Sub-Accounts in proportion to the assets in each sub-account;
          or
     2)   Select the Variable and/or Fixed Sub-
          Account(s) from which withdrawals will be made. Once the Variable and/or Fixed Sub-
          Accounts(s) have been depleted, the Company will automatically prorate the remaining withdrawals against all remaining available
          Sub-Accounts, unless the Owner Requests the selection of another Variable Sub-Account.
The Owner may elect to change the withdrawal option and/or frequency once each calendar year.

Periodic Withdrawals will cease on the earlier of the date:
the amount elected to be paid under the option selected
        has been reduced to zero;
the Annuity Account Value is zero;
       the Owner Requests that withdrawals stop;
       the Owner purchases an annuity option; or of death of an Owner or the Annuitant.

PERIODIC WITHDRAWAL OPTIONS
AVAILABLE
The Owner must elect one of these 5 withdrawal options:
1)    Income for a Specified Period for at least thirty-six
      (36) months - The Owner elects the duration over which withdrawals will be made. The amount paid will vary based on the duration; or
2) Income of a Specified Amount for at least thirty-six (36) months - The Owner elects the dollar amount of the withdrawals. Based on the amount elected, the duration may vary; or
3) Interest Only - The withdrawals will be based on the amount of interest credited to the Fixed Sub-
      Account(s) between each withdrawal. Available only if 100% of the account value is invested in the Fixed Sub-Account; or
4)    Minimum Distribution - If this is an IRA
      Certificate, the Owner may Request minimum distributions as specified under Internal Revenue
      Code 401(a)(9); or
5)    Any Other Form for a period of at least thirty-six
      (36) months - Any other form of periodic withdrawal which is acceptable to the Company.

            TABLE A - Variable Life Annuity

                        FEMALE

            Monthly Payment for Each $1,000

               of Annuity Account Value


            Without     With Guaranteed Period
Age of      Guaranteed  5       10      15     20
Annuitant   Period      Years   Years   Years  Years
     20      4.29       4.29    4.29    4.29  4.29
     21      4.31       4.31     4.30  4.30   4.30
     22      4.32       4.32     4.32  4.31   4.31
     23      4.33       4.33     4.33  4.32   4.32
     24      4.34       4.34     4.34  4.34   4.33
     25      4.36       4.36     4.35  4.35   4.35
     26      4.37       4.37     4.37  4.37   4.36
     27      4.39       4.39     4.38  4.38   4.38
     28      4.40       4.40     4.40  4.40   4.39
     29      4.42       4.42     4.42  4.41   4.41
     30      4.44       4.44     4.44  4.43   4.42
     31      4.46       4.46     4.45  4.45   4.44
     32      4.48       4.48     4.47  4.47   4.46
     33      4.50       4.50     4.49  4.49   4.48
     34      4.52       4.52     4.52  4.51   4.50
     35      4.55       4.54     4.54  4.53   4.52
     36      4.57       4.57     4.56  4.56   4.55
     37      4.60       4.60     4.59  4.58   4.57
     38      4.63       4.62     4.62  4.61   4.59
     39      4.65       4.65     4.65  4.64   4.62
     40      4.69       4.68     4.68  4.67   4.65
     41      4.72       4.72     4.71  4.70   4.68
     42      4.75       4.75     4.74  4.73   4.71
     43      4.79       4.79     4.78  4.76   4.74
     44      4.83       4.83     4.82  4.80   4.77
     45      4.87       4.87     4.86  4.84   4.81
     46      4.91       4.91     4.90  4.88   4.85
     47      4.96       4.96     4.94  4.92   4.88
     48      5.01       5.00     4.99  4.96   4.92
     49      5.06       5.06     5.04  5.01   4.97
     50      5.12       5.11     5.08  5.06   5.01
          Without    With Guaranteed Period
Age of    Guaranteed 5        10     15     20
Annuitant Period     Years    Years   Years Years

51       5.17      5.17     5.14    5.11  5.05
52       5.23      5.23     5.20    5.16  5.10
53       5.30      5.29     5.26    5.22  5.15
54       5.37      5.36     5.33    5.27  5.20
55       5.44      5.43     5.40    5.34  5.25
56       5.52      5.51     5.47    5.40  5.31
57       5.60      5.59     5.54    5.47  5.37
58       5.69      5.68     5.62    5.54  5.43
59       5.79      5.77     5.71    5.62  5.49
60       5.89      5.87     5.80    5.69  5.55
61       6.00      5.97     5.90    5.78  5.61
62       6.11      6.08     6.00    5.86  5.67
63       6.24      6.20     6.11    5.95  5.74
64       6.37      6.33     6.22    6.04  5.80
65       6.51      6.47     6.34    6.14  5.87
66       6.66      6.61     6.47    6.24  5.93
67       6.82      6.77     6.60    6.34  5.99
68       7.00      6.93     6.74    6.44  6.05
69       7.19      7.11     6.89    6.54  6.11
70       7.39      7.31     7.05    6.65  6.16
71       7.62      7.51     7.21    6.75  6.21
72       7.86      7.74     7.38    6.85  6.26
73       8.12      7.98     7.56    6.96  6.30
74       8.41      8.23     7.74    7.05  6.34
75       8.72      8.51     7.93    7.15  6.37
76       9.06      8.80     8.12    7.24  6.40
77       9.42      9.11     8.31    7.32  6.42
78       9.81      9.44     8.51    7.39  6.44
79      10.24      9.80     8.70    7.46  6.46
80      10.71     10.16     8.88    7.52  6.47
If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used in determining the above amounts.

TABLE A - Variable Life Annuity
MALE
Monthly Payment for Each $1,000
of Annuity Account Value



            Without     With Guaranteed Period
Age of      Guaranteed  5       10      15     20
Annuitant   Period      Years   Years   Years  Years
     20       4.38      4.38     4.37  4.37   4.36
     21       4.39      4.39     4.39  4.38   4.38
     22       4.41      4.41     4.40  4.40   4.39
     23       4.43      4.42     4.42  4.42   4.41
     24       4.44      4.44     4.44  4.43   4.42
     25       4.46      4.46     4.46  4.45   4.44
     26       4.48      4.48     4.48  4.47   4.46
     27       4.50      4.50     4.50  4.49   4.48
     28       4.52      4.52     4.52  4.51   4.50
     29       4.55      4.55     4.54  4.53   4.52
     30       4.57      4.57     4.56  4.55   4.54
     31       4.60      4.59     4.59  4.58   4.57
     32       4.62      4.62     4.62  4.60   4.59
     33       4.65      4.65     4.64  4.63   4.61
     34       4.68      4.68     4.67  4.66   4.64
     35       4.72      4.71     4.70  4.69   4.67
     36       4.75      4.75     4.74  4.72   4.70
     37       4.79      4.78     4.77  4.75   4.73
     38       4.82      4.82     4.81  4.79   4.76
     39       4.86      4.86     4.85  4.82   4.79
     40       4.91      4.90     4.89  4.86   4.82
     41       4.95      4.95     4.93  4.90   4.86
     42       5.00      4.99     4.97  4.94   4.90
     43       5.05      5.04     5.02  4.98   4.93
     44       5.10      5.09     5.07  5.03   4.97
     45       5.16      5.15     5.12  5.07   5.02
     46       5.21      5.20     5.17  5.12   5.06
     47       5.28      5.26     5.23  5.17   5.10
     48       5.34      5.33     5.29  5.23   5.15
     49       5.41      5.39     5.35  5.28   5.20
     50       5.48      5.46     5.41  5.34   5.24



              Without    With Guaranteed Period
Age of        Guaranteed 5        10     15     20
Annuitant     Period     Years    Years  Years  Years
51       5.55      5.53     5.48   5.40   5.29
52       5.63      5.61     5.55   5.46   5.35
53       5.71      5.69     5.63   5.53   5.40
54       5.80      5.77     5.70   5.60   5.45
55       5.89      5.87     5.79   5.67   5.51
56       5.99      5.96     5.88   5.74   5.57
57       6.10      6.06     5.97   5.82   5.62
58       6.21      6.17     6.07   5.90   5.68
59       6.33      6.29     6.17   5.98   5.74
60       6.46      6.42     6.28   6.07   5.80
61       6.60      6.55     6.40   6.16   5.86
62       6.75      6.69     6.52   6.26   5.91
63       6.91      6.84     6.64   6.34   5.97
64       7.09      7.01     6.78   6.43   6.02
65       7.27      7.18     6.91   6.52   6.07
66       7.47      7.36     7.06   6.62   6.12
67       7.68      7.56     7.21   6.71   6.17
68       7.91      7.76     7.36   6.80   6.21
69       8.15      7.98     7.52   6.90   6.26
70       8.42      8.21     7.68   6.98   6.29
71       8.69      8.46     7.84   7.07   6.33
72       8.99      8.71     8.01   7.15   6.36
73       9.31      8.98     8.18   7.23   6.38
74       9.65      9.27     8.35   7.30   6.41
75      10.02      9.57     8.52   7.37   6.43
76      10.41      9.88     8.68   7.43   6.44
77      10.84     10.21     8.84   7.49   6.46
78      11.29     10.55     9.00   7.54   6.47
79      11.78     10.93     9.15   7.59   6.48
80      12.29     11.27     9.30   7.63   6.49


If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used in determining the above amounts.

TABLE B - Life Annuity
FEMALE
Monthly Payment for Each $1,000
of Annuity Account Value



            Without     With Guaranteed Period
Age of      Guaranteed  5       10      15     20
Annuitant   Period      Years   Years   Years  Years
    20        2.61      2.61    2.61    2.61  2.61
    21        2.63      2.63    2.63    2.63  2.63
    22        2.65      2.65    2.65    2.64  2.64
    23        2.67      2.67    2.66    2.66  2.66
    24        2.69      2.69    2.68    2.68  2.68
    25        2.71      2.71    2.70    2.70  2.70
    26        2.73      2.73    2.72    2.72  2.72
    27        2.75      2.75    2.75    2.74  2.74
    28        2.77      2.77    2.77    2.77  2.76
    29        2.79      2.79    2.79    2.79  2.79
    30        2.82      2.82    2.82    2.81  2.81
    31        2.84      2.84    2.84    2.84  2.83
    32        2.87      2.87    2.87    2.86  2.86
    33        2.90      2.90    2.89    2.89  2.89
    34        2.93      2.93    2.92    2.92  2.91
    35        2.96      2.96    2.95    2.95  2.94
    36        2.99      2.96    2.98    2.98  2.97
    37        3.02      3.02    3.02    3.01  3.00
    38        3.05      3.05    3.05    3.04  3.04
    39        3.09      3.09    3.09    3.08  3.07
    40        3.13      3.13    3.12    3.12  3.10
    41        3.17      3.16    3.16    3.15  3.14
    42        3.21      3.21    3.20    3.19  3.18
    43        3.25      3.25    3.24    3.23  3.22
    44        3.30      3.29    3.29    3.28  3.26
    45        3.34      3.34    3.33    3.32  3.30
    46        3.39      3.39    3.38    3.37  3.35
    47        3.44      3.44    3.43    3.42  3.39
    48        3.50      3.50    3.49    3.47  3.44
    49        3.56      3.55    3.54    3.52  3.49
    50        3.62      3.61    3.60    3.58  3.54



              Without    With Guaranteed Period
Age of        Guaranteed 5        10     15     20
Annuitant     Period     Years    Years  Years  Years

51       3.68      3.68    3.66     3.64   3.59
52       3.75      3.74    3.73     3.70   3.65
53       3.82      3.81    3.79     3.76   3.71
54       3.89      3.88    3.86     3.83   3.77
55       3.97      3.96    3.94     3.90   3.83
56       4.05      4.04    4.02     3.97   3.89
57       4.14      4.13    4.10     4.05   3.96
58       4.23      4.22    4.19     4.13   4.03
59       4.33      4.32    4.28     4.21   4.10
60       4.44      4.42    4.38     4.30   4.17
61       4.55      4.53    4.48     4.39   4.24
62       4.67      4.65    4.59     4.48   4.31
63       4.79      4.77    4.70     4.58   4.39
64       4.93      4.90    4.82     4.68   4.46
65       5.07      5.04    4.95     4.78   4.53
66       5.23      5.19    5.09     4.89   4.61
67       5.39      5.35    5.23     5.00   4.68
68       5.57      5.52    5.38     5.11   4.74
69       5.76      5.71    5.53     5.23   4.81
70       5.96      5.90    5.70     5.34   4.87
71       6.19      6.11    5.87     5.46   4.93
72       6.43      6.34    6.05     5.57   4.98
73       6.69      6.58    6.24     5.68   5.03
74       6.97      6.84    6.43     5.79   5.07
75       7.28      7.12    6.63     5.90   5.11
76       7.61      7.41    6.83     5.99   5.14
77       7.97      7.73    7.04     6.09   5.17
78       8.36      8.06    7.24     6.17   5.19
79       8.78      8.42    7.44     6.24   5.21
80       9.24      8.79    7.64     6.31   5.22


If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used in determining the above amounts.

TABLE B - Life Annuity
MALE
Monthly Payment for Each $1,000
of Annuity Account Value



            Without     With Guaranteed Period
Age of      Guaranteed  5       10      15     20
Annuitant   Period      Years   Years   Years  Years
    20        2.72      2.72    2.72    2.72  2.71
    21        2.74      2.74    2.74    2.74  2.73
    22        2.76      2.76    2.76    2.76  2.75
    23        2.79      2.78    2.78    2.78  2.78
    24        2.81      2.81    2.81    2.80  2.80
    25        2.83      2.83    2.83    2.83  2.82
    26        2.86      2.86    2.86    2.85  2.85
    27        2.89      2.88    2.88    2.88  2.87
    28        2.91      2.91    2.91    2.91  2.90
    29        2.94      2.94    2.94    2.93  2.93
    30        2.97      2.97    2.97    2.96  2.95
    31        3.00      3.00    3.00    2.99  2.98
    32        3.04      3.03    3.03    3.03  3.01
    33        3.07      3.07    3.07    3.06  3.05
    34        3.11      3.10    3.10    3.09  3.08
    35        3.14      3.14    3.14    3.13  3.11
    36        3.18      3.18    3.18    3.17  3.15
    37        3.22      3.22    3.22    3.21  3.19
    38        3.27      3.28    3.26    3.25  3.23
    39        3.31      3.31    3.30    3.29  3.27
    40        3.36      3.36    3.35    3.33  3.31
    41        3.41      3.41    3.40    3.38  3.35
    42        3.46      3.46    3.45    3.43  3.39
    43        3.52      3.51    3.50    3.48  3.44
    44        3.57      3.57    3.56    3.53  3.49
    45        3.63      3.63    3.61    3.58  3.54
    46        3.70      3.69    3.67    3.64  3.59
    47        3.76      3.75    3.73    3.69  3.64
    48        3.83      3.82    3.80    3.76  3.69
    49        3.90      3.89    3.87    3.82  3.75
    50        3.98      3.97    3.94    3.88  3.81



              Without    With Guaranteed Period
Age of        Guaranteed 5        10     15     20
Annuitant     Period     Years    Years  Years  Years
    51       4.05      4.04    4.01     3.95   3.86
    52       4.14      4.12    4.09     4.02   3.93
    53       4.22      4.21    4.17     4.10   3.99
    54       4.32      4.30    4.25     4.17   4.05
    55       4.41      4.39    4.34     4.25   4.11
    56       4.51      4.50    4.44     4.33   4.18
    57       4.62      4.60    4.54     4.42   4.25
    58       4.74      4.72    4.64     4.51   4.31
    59       4.86      4.84    4.75     4.60   4.38
    60       5.00      4.96    4.87     4.69   4.45
    61       5.14      5.10    4.99     4.79   4.51
    62       5.29      5.25    5.12     4.89   4.58
    63       5.45      5.40    5.25     4.99   4.65
    64       5.62      5.57    5.39     5.09   4.71
    65       5.81      5.74    5.54     5.20   4.77
    66       6.00      5.93    5.69     5.30   4.83
    67       6.21      6.12    5.85     5.41   4.88
    68       6.44      6.33    6.01     5.51   4.93
    69       6.68      6.55    6.18     5.61   4.98
    70       6.94      6.79    6.35     5.71   5.02
    71       7.21      7.03    6.52     5.80   5.06
    72       7.51      7.29    6.70     5.90   5.09
    73       7.82      7.57    6.88     5.98   5.12
    74       8.16      7.86    7.06     6.08   5.15
    75       8.52      8.16    7.24     6.14   5.17
    76       8.90      8.48    7.42     6.21   5.19
    77       9.32      8.81    7.59     6.27   5.21
    78       9.77      9.16    7.76     6.33   5.22
    79      10.24      9.52    7.93     6.38   5.24
    80      10.75      9.90    8.09     6.43   5.24






If payments commence on any other date than the exact age of the Annuitant as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used in determining the above amounts.

TABLE C     -Income of Specified Amount
- -Income for a Specified Period
Payment for Each $1,000
of Annuity Account Value



Years     Monthly             Quarterly      Semiannually Annually
  1       84.28                252.32             503.09 1,000.00
  2       42.66                127.72             254.65 506.17
  3       28.79                 86.19             171.85 341.60
  4       21.86                 65.44             130.47 259.33
  5       17.70                 52.99             105.65 210.00
  6       14.93                 44.69              89.11 177.12
  7       12.95                 38.77              77.30 153.65
  8       11.47                 34.33              68.45 136.07
  9       10.32                 30.88              61.58 122.40
  10       9.39                 28.13              56.08 111.47
  11       8.64                 25.87              51.59 102.54
  12       8.02                 24.00              47.85 95.11
  13       7.49                 22.41              44.69 88.83
  14       7.03                 21.06              41.98 83.45
  15       6.64                 19.88              39.64 78.80
  16       6.30                 18.86              37.60 74.73
  17       6.00                 17.95              35.79 71.15
  18       5.73                 17.15              34.20 67.97
  19       5.49                 16.43              32.77 65.13
  20       5.27                 15.79              31.48 62.58






           If payments are for an amount or duration different than that outlined above, the Company will determine the proper amount or duration using the actuarial basis used to determine the above amounts.

CORPORATE HEADQUARTERS - Englewood, Colorado


J434
ENDORSEMENT ISSUED BY GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
AS
PART OF THE CONTRACT TO WHICH IT IS ATTACHED.
To qualify as an Individual Retirement Annuity under section 408 of the Internal Revenue Code of
1986, as amended, (Code) the contract is amended as follows:

(1) The Annuitant will at all times be the Owner of the contract.

(2)     The entire interest of the Owner is nonforfeitable.

(3) The contract is established for the exclusive benefit of the Owner and the Beneficiary.

(4) No joint owner may be named, and no one other than the Owner's spouse may be named as the contingent owner. Any provision of the policy that would allow joint ownership, or that would allow more than one person to share distributions, is deleted.

(5) This contract is nontransferable. The Owner may not borrow any money under the contract or pledge the account or any portion of it as security for a loan. Additionally, the Owner may not sell, assign or Transfer this contract, except that the contract may be transferred to a former spouse of the Owner under a divorce decree or written instrument incident to such divorce. In the event of such Transfer, the transferee shall for all purposes be treated as the
        Owner under the contract.

(6) Except in the case of a "rollover contribution" as permitted by sections 402(c), 403(a)(4),
        403(b)(8) or 408(d)(3) of the Code or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP), as described in section 408(k), no contributions will be accepted unless they are in cash, and the total of such contributions shall not exceed $2,000, or such other maximum as the Code may allow, for any taxable year.

    The Owner shall have the sole responsibility for determining whether any premium payment meets applicable income tax requirements.

    This policy does not require fixed premium payments. Any refund of premiums (other than those attributable to excess Contributions) will be applied before the close of the calendar year following the year of the refund toward the payment of additional premiums or the purchase of additional benefits.

(7) Distributions Before Death

    The Owner's entire interest in the policy must be distributed, or begin to be distributed, by the
        Owner's required beginning date, which is the April 1 following the calendar year in which the Owner reaches age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date, the Owner may elect to have the balance in the policy distributed in one of the following forms:

        (a)   a single sum payment;

        (b) equal or substantially equal payments no less frequently than annually over the life of the Owner;

        (c) equal or substantially equal payments no less frequently than annually over the lives of the Owner and his or her designated beneficiary;

        (d) equal or substantially equal payments no less frequently than annually over a specified period that may not be longer than the Owner's life expectancy;

        (e) equal or substantially equal payments no less frequently than annually over a specified period that may not be longer than the joint life and last survivor expectancy of the
              Owner and his or her designated beneficiary.
All distributions made hereunder shall be made in accordance with section 401(a)(9) of the Code,
including the incidental death benefit requirements of section
401(a)(9)(G) of the Code, and the
regulations thereunder, including the minimum distribution incidental benefit requirement of section
1.401(a)(9)-2 of the Proposed Income Tax Regulations.


If payment is not to be made in the form of annual level payments, the amount to be distributed each year, beginning with the first calendar year for which distributions are required and then for each succeeding calendar year, shall not be less than the quotient obtained by dividing the individual's benefit by the lesser of (1) the applicable life expectancy or (2) if the individual's spouse is not the designated beneficiary, the applicable divisor determined from the table set forth in Q&A-4 or Q&A-5 of section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Distributions after the death of the individual shall be distributed using the applicable life expectancy as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2.

Life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Income
Tax Regulations. Unless otherwise elected by the Owner by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the individual and shall apply to all subsequent years.
The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such Beneficiary during the calendar year in which the Beneficiary attains age 70 1/2, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

(8)      Distribution Upon Death

         (a) Distributions beginning before death. If the Owner dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the individual's death.

         (b) Distributions beginning after death. If the Owner dies before distribution of his or her interest begins, distribution of the individual's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the individual's death except to the extent that an election is made to receive distribution in accordance with (1) or (2) below:

              (1)  If the Owner's interest is payable to a
designated beneficiary, then the entire interest of the individual may be distributed in equal or substantially equal payments over the life or over a period certain not greater than the life expectancy of the
designated beneficiary commencing on or before December 31
                   of the calendar year immediately following the calendar year in which the Owner died.

              (2)  If the Owner's spouse is not the named
Beneficiary, the method of distribution selected will assure that at least 50% of the present value of the amount available for distribution is paid within the Owner's life expectancy and that such method of
distribution complies with the requirements of Code section
                   408(b)(3) and the regulations thereunder.

              (3) If the designated beneficiary is the Owner's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the individual died or (B) December
                   31 of the calendar year in which the individual would have attained age 70 1/2.

              (4) If the designated beneficiary is the Owner's surviving spouse, the spouse may treat the contract as his or her own IRA. This election will be deemed to have been made if such surviving spouse makes a regular IRA contribution to the contract, makes a rollover to or from such contract, or fails to elect any of the above provisions.


INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT
(continued)
         (c) Life expectancy is computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the
Income Tax Regulations. For purposes of distributions beginning after the Owner's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such Beneficiary during the calendar year in which distributions are required to begin pursuant to this section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

         (d) Distributions under this section are considered to have begun if distributions are made on account of the Owner reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to an individual over a period permitted and in an annuity form acceptable under section 1.401(a)(9) of the Regulations.

(9) An individual may satisfy the minimum distribution requirements under section 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the Owner of two or more IRAs may use the alternative method described in Notice
88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements.

(10) The provisions of this endorsement will override any provisions contained in or forming part of the contract which are inconsistent with this endorsement. The Company reserves the right to amend this endorsement to comply with future changes in the Internal Revenue Code of 1986, as amended and to any regulations or rulings issued under the provisions of the Internal Revenue Code. The Company shall provide the Owner of the contract with a copy of any such amendment.


Signed for Great-West Life & Annuity Insurance Company on the issuance of the contract (unless a different date is shown here).




                   W.T. McCallum,
                   President and Chief Executive Officer